UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2013

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1550
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.
On January 22, 2013, Associated Estates Realty Corporation (the “Company”) issued and sold to a group of institutional investors $63,000,000 aggregate principal amount of 4.02% Senior Notes, due January 22, 2021 and $87,000,000 aggregate principal amount of 4.45% Senior Notes, due January 22, 2023 (collectively, the “Notes”) pursuant to the terms of a Note Purchase Agreement dated January 22, 2013 (the “Agreement”).
The Notes contain financial covenants that include, without limitation, a maximum debt limitation and ratios related to net worth, leverage, fixed charge coverage and unencumbered interest coverage.  The Notes include other customary representations, warranties and covenants.
The descriptions in this Form 8-K of the Notes and the Agreement are not intended to be complete descriptions of such documents, and the descriptions are qualified in their entirety by the full text of each such document, which is attached as an exhibit to, and incorporated by reference in, this Form 8-K.
The Notes were offered in a private placement through Merrill Lynch, Pierce, Fenner & Smith Incorporated as lead placement agent with RBS Securities Incorporated as the co-placement agent.  The placement agents received a placement fee of $975,000 in the aggregate for their services and reimbursement of certain expenses.
ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 22, 2013, the Company entered into the Agreement, the terms and conditions of which are described in Item 1.01 of this Form 8-K, which by this reference is incorporated herein.
ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits	Description

Exhibit 4.1
Note Purchase Agreement dated January 22, 2013, between Associated Estates Realty Corporation and the purchasers of the Notes party thereto (including the forms of 4.02% Senior Notes, Series A, due January 22, 2021 and 4.45% Senior Notes, Series B, due January 22, 2023).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

January 25, 2013	/s/ Lou Fatica
(Date)	Lou Fatica, Vice President
Chief Financial Officer and Treasurer